Exhibit 4.1

AGREEMENT WITH ROBERT HOLTZ
---------------------------

                         TECHNOLOGY CONSULTING AGREEMENT


This Consulting Agreement (the "Agreement") is effective as of April 27, 2006, and is made by and between m-Wise, Inc., Inc, a Delaware corporation, ("m-Wise") with offices at 3 Sapir Street, Herzeliya, Israel and Robert Holtz ("RH"), with offices located at 1040 Fourth Street, Penthouse 403, Santa Monica, California 90403, United States of America (each a "Party" and collectively, the "Parties").

Recitals

      B. m-Wise is a company that provides products and services in the field of Telecommunication and Entertainment.

      C. RH, among other things, provides consulting and technology advisory, services to clients in the telecommunications and/or entertainment industry.

      D. m-Wise is desirous of engaging RH to provide consulting services on a non-exclusive basis to assist m-Wise in acquiring and exploring technologies related to the technologies it currently develop and deploy , and RH desires to enter into a relationship with m-Wise to provide such services as described herewith.

Therefore, the parties agree as follows:

            1. RH shall provide m-Wise with the following services:

                  (a) Advise m-Wise on an ongoing basis and upon m-Wise requests regarding its technology strategy

                  (b) Explore and research technologies that complement m-Wise strategy following requirements presented by m-Wise from time to time

                  (c) Upon m-Wise written request, assist m-Wise in acquiring technologies that comply with its technology strategy.
                        (d) Assist m-Wise in developing a strategy to provide solutions to issues related to rights of digital content, including by assisting m-Wise to generate relationships with owners of such rights in the entertainment industry.

            2. RH shall be entitled to receive consulting fees that will be paid as follows: (a) $35,000 in cash that will be paid upon the execution of this agreement (b) 2,818,182 shares of m-Wise Common Stock that will be issued to RH.

            3. This Agreement shall be effective as of the execution date thereof, and shall remain in force for a period of twelve months.

            4. Each Party represents and warrants to the other Party that the individual executing this Agreement on its behalf has the requisite power and authority to bind that party to the terms hereof.

            5. The Parties are independent firms and are not in partnership nor shall there be deemed to be any relationship between them for any purpose whatsoever, including that of employer/employee.

            6. RH has no right or authority to create, in writing or otherwise, any obligation of any kind, to sign any agreement, or quote prices, on behalf of m-Wise, unless RH has obtained the prior written consent of m-Wise. RH shall not represent m-Wise and m-Wise's Products beyond the information provided by m-Wise in writing. m-Wise shall have the sole and absolute right to decide whether or not to acquire a potential technologies, to make any offer or to accept any offer from any potential technology partner, without any liability to RH or Sub Agent and shall have no liability to RH or Sub Agent in respect of its failure to enter into and/or comply with the terms of any agreement. No party shall have the authority to bind any other party except as set forth herein and no party shall be responsible for oversight or supervision of any other party or be liable for the acts or omissions of any other party.

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            7.    Title and all ownership rights and/or copyright to m-Wise's products or services, including any associated documentation, and any updates, improvements, alterations or modifications thereto and all copies and reproductions thereof, no matter by whom made, shall be retained at all times by m-Wise. RH shall promote m-Wise's products and services (including all promotional activities) only under the trademarks applied to them by m-Wise, and prominently display such trade name and m-Wise as the copyright holder of the products and services in all appropriate marketing media.

            8. RH and m-Wise shall have the right to assign this Agreement to a third party only upon the written consent of the other party hereto.

            9. For a period of two (2) years from the date of receipt of Confidential Information (as defined below), both parties hereto shall refrain from (i) divulging any Confidential Information to any third party or to any of its employees or outside advisors who do not have a need to know such information, or (ii) using any Confidential Information for its own use or benefit other than for the purpose of fulfilling its obligations under this Agreement.

                  (a)   Confidential Information includes without limitation:
                        (i) any information or material proprietary to the disclosing party; and (ii) any information not generally known by respective non-company personnel; and (iii) any information which the Receiving Party should know the Disclosing Party would not wish to have revealed to others or used in competition with the Disclosing Party. The Confidential Information includes but is not limited to the following types of information and other information of a similar nature (whether or not reduced to writing): Inventions (as defined below), development procedures, "know-how", specifications, models, software and other technology in various stages of development, diagrams, data, flowcharts, spreadsheets, marketing and development plans, customer names and other information related to customers, price lists, pricing policies, supplier lists, and financial information.

                  (b) For the purposes of this Agreement, "Inventions" shall mean ideas, designs, creations, concepts, techniques, inventions, improvements, discoveries, and works of authorship, whether or not patentable or protectable by copyright, mask work or patent, whether or not fixed in a tangible medium of expression and whether or not reduced to practice, including but not limited to the nature and results of research and development activities, processes, formulae, devices, designs, processes, computer programs, and methods, together with any improvements thereon or thereto, derivative works or applications derived therefrom, and know-how related thereto.

                  (c) The obligations of the Receiving Party regarding the confidentiality of Confidential Information shall not apply to any information which (i) is contained in a generally available publication bearing a date prior to the date of this Agreement; (ii) is or becomes available to the public other than as a result of improper action by the Receiving Party; (iii) is known by the Receiving Party from a source independent of any restrictions imposed by the Disclosing Party or becomes rightfully known to the Receiving Party from such source; (iv) shall be or has been independently developed by Receiving Party; (v) is furnished by the Disclosing Party to a third party without explicit or implied restrictions of confidentiality on the third party's rights to disclose same; or (vi) is required to be disclosed under applicable law, subject to the Receiving Party giving the Disclosing Party prior notice thereof.

            10. NO PARTY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSSES, LIABILITIES, COSTS, OR EXPENSES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, GOODWILL, REVENUE, OR BUSINESS) RESULTING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, OR THE TERMINATION OF THIS AGREEMENT. THIS LIMITATION APPLIES REGARDLESS OF WHETHER SUCH DAMAGES ARE SOUGHT BASED ON BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY.

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            11.   This Agreement sets forth the entire agreement and
                  understanding between the parties with respect to the subject matter hereof and supersedes and replaces all prior agreements and negotiations, whether written or oral, with respect thereto. This Agreement shall not be altered or amended except by writing executed by each party.

            12. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute but one and the same instrument.

            13. This Agreement shall be governed and construed in accordance with the laws of the State of Israel.

            14. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by m-Wise and RH. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            15. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.



   m-Wise, Inc.                        RH

   By: Mordechai Broudo                By: Robert Holtz
   Title: CEO                          Title: Consultant
   Signature: /s/ Mordechai Broudo     Signature: /s/ Robert Holtz